Exhibit 4.1

GIGOPTIX, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

AMENDED AND RESTATED RIGHTS AGREEMENT

Dated as of

December 16, 2014

AMENDED AND RESTATED RIGHTS AGREEMENT

This Amended and Restated Rights Agreement (“Rights Agreement”), dated as of December 16, 2014, between GigOptix, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) desires to provide stockholders of the Company with the opportunity to benefit from the long term prospects and value of the Company and to ensure that stockholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company.

WHEREAS, on December 16, 2011, the Board of the Company adopted the Rights Agreement dated December 16, 2011 between the Company and the Rights Agent (the “Original Agreement”), authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding as of the Close of Business (as hereinafter defined) on January 6, 2012 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth of a share of Series A Junior Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions set forth herein, and further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11) with respect to each share of Common Stock that shall become outstanding between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Date, the Expiration Date and the Final Expiration Date (as such terms are hereinafter defined).

WHEREAS, under Section 7(a) of the Original Agreement, the Rights will expire at the close of business on December 16, 2014.

WHEREAS, pursuant to Section 27 of the Original Agreement, the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Original Agreement without the approval of any holders of the Rights therein in order to change or supplement the provisions hereunder, provided that no such supplement or amendment shall materially adversely affect the interest of the holders.

WHEREAS, on December 15, 2014, the Board resolved to amend and restate the Original Agreement to extend the Final Expiration Date (as defined below) and make other changes as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.

For purposes of this Rights Agreement, the following terms shall have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined), other than an Exempt Person (as such term is hereinafter defined), who or which, together with any other Person with whom such Person is Acting in Concert (as such term is hereinafter defined) and all Affiliates and Associates (as such terms are hereinafter defined) of each such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of ten percent (10%) or more of the shares of Common Stock then outstanding; provided that, (i) an Acquiring Person shall not include any Person, together with all Persons with whom such Person is Acting in Concert and all Affiliates and Associates of each such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Common Stock, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person, (B) a reduction in the number of issued and outstanding shares of Common Stock pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company or (C) any unilateral grant of any security by the Company; and (ii) no Person who Beneficially Owns, together with any other Person with whom such Person is Acting in Concert and all Affiliates and Associates of each such Person, as of the time of the public announcement of this Rights Agreement, ten percent (10%) or more of the shares of Common Stock then outstanding shall become an Acquiring Person unless and until such Person (together with any other Person with whom such Person is Acting in Concert and all Affiliates and Associates of each such Person) thereafter acquires Beneficial Ownership of an additional one percent (1%) of the Common Stock, unless the acquisition of such additional Common Stock would not result in such Person, together with any other Person with whom such Person is Acting in Concert and all Affiliates and Associates of each such Person, Beneficially Owning ten percent (10%) or more of the Common Stock. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable (or within such period of time as the Board of Directors of the Company determines is reasonable) a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an “Acquiring Person” for any purposes of this Rights Agreement.

(b) A Person shall be deemed to be “Acting in Concert” with any other Person for purposes of this Rights Agreement if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other Person where (i) each Person is conscious of the other Person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such Persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a Person shall not be deemed to be Acting in Concert with any other Person solely as a result of the solicitation or receipt of revocable proxies or consents from such other Person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act (as such term is hereinafter defined) by way of a proxy or consent solicitation statement filed on Schedule 14A. A Person Acting in Concert with another Person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person.

(c) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof

(d) “Affiliate” and “Associate” of a Person shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

(e) “Authorized Officer” shall mean the Chief Executive Officer, President, any Senior Vice President, the Treasurer or the Secretary of the Company.

(f) A Person shall be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities (and correlative terms shall have correlative meanings):

(i)	that such Person, any Person Acting in Concert with such Person and any of their respective Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof;

(ii)	that such Person, any Person Acting in Concert with such Person, and any of their respective Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person, any Person Acting in Concert with such Person and any of their respective Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities if the agreement, arrangement or understanding to vote such securities (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person;

(iii)

that are beneficially owned for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof, directly or indirectly, by any other Person with whom such Person or any Person Acting in Concert with such Person or their respective Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this Section 1(f)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company; or

(iv)	which after the date hereof, are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (a) such derivative conveys any voting rights in such securities to such Person, (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Common Stock deemed Beneficially Owned by virtue of the operation of this Section 1(f), the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares of Common Stock that are synthetically owned pursuant to such derivative transactions or such derivative securities.

(v)	Notwithstanding anything in this Section 1(f) to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

(vi)	Further, notwithstanding the foregoing, none of the Company’s directors or officers shall be deemed to be the “Beneficial Owner” of, or to “Beneficially Own,” any shares of Common Stock of the Company owned by any other director or officer of the Company solely by virtue of such persons acting in their capacities as such, including, without limitation, in connection with any formulation and publication of the recommendation of the Board of Directors of the Company of a position, and any actions taken in furtherance thereof, with respect to any acquisition proposal relating to the Company, a tender or exchange offer for any Common Shares of the Company or any solicitation of proxies with respect to any Common Shares of the Company. Further, a Person engaged in the business of underwriting securities shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

(g) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

(h) “Close of Business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(i) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(j) “Company” shall have the meaning set forth in the Recitals hereof.

(k) “current market price” shall have the meaning set forth in Section 11(d) hereof.

(l) “Distribution Date” shall mean the earlier of (i) the tenth (10th) calendar day after the Stock Acquisition Date (or, if the tenth calendar day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the tenth (10th) Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person, after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person.

(m) “equivalent preferred stock” shall have the meaning set forth in Section 11(b) hereof.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date of this Rights Agreement.

(o) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(p) “Exempt Person” shall mean the Company, any Subsidiary of the Company, or any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

(q) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(r) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(s) “Invalidation Time” shall have the meaning set forth in Section 7(e) hereof.

(t) “NASDAQ” shall mean the National Association of Securities Dealers, Inc., Automated Quotations System.

(u) “Person” shall mean any corporation, partnership, limited liability company, business trust, other association, government entity, estate, trust, foundation or natural person and includes without limitation an unincorporated group of individuals who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

(v) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(w) “Record Date” shall have the meaning set forth in the Recitals hereof.

(x) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(y) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(z) A “Right” shall have the meaning set forth in the Recitals hereof.

(aa) “Rights Agent” shall have the meaning set forth in the Recitals hereof.

(bb) “Rights Agreement” shall have the meaning set forth in the Recitals hereof.

(cc) “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(dd) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ee) “Security” shall have the meaning set forth in Section 11(d) hereof.

(ff) “Series A Junior Preferred Stock” shall mean the Series A Junior Preferred Stock, par value $0.001 per share, of the Company having the rights, powers and preferences set forth in the form of the Certificate of Designation attached hereto as Exhibit C.

(gg) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(hh) “Stock Acquisition Date” shall mean the first date on which there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act); provided that if such Person is determined not to be or have become an Acquiring Person, then no Stock Acquisition Date shall be deemed to have occurred.

(ii) “Subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

(jj) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(kk) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(ll) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(mm) “Transfer Tax” shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Series A Junior Preferred Stock.

Any determination required to be made by the Board of Directors of the Company for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who in accordance with Section 3 hereof shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agents and any co-Rights Agents shall be as the Company may determine. No Rights Agent shall have a duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issuance of Rights Certificates.

(a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates for Common Stock registered in the name of the record holders thereof (which certificates representing Common Stock will also be deemed to be Rights Certificates), (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock, and (iii) the surrender or transfer of any certificates representing such shares of Common Stock in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send, at the expense of the Company), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a “Rights Certificate”), evidencing one (1) Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Rights Certificates.

(b) On or as promptly as practicable after the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the “Summary of Rights”), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate representing shares of Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(c) Rights shall be issued in respect of all shares of Common Stock (other than shares of Common Stock issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date (except, as provided in Section 22 hereof, in certain circumstances) or the Expiration Date. Certificates representing such shares of Common Stock shall have impressed on, printed on, written on or stamped thereon or otherwise affixed thereto a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Rights Agreement and do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Common Stock may from time to time be listed or quoted:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN GIGOPTIX, INC. (THE “COMPANY”) AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (THE “RIGHTS AGENT”), DATED AS OF DECEMBER 16, 2011, AS IT MAY BE

AMENDED, EXTENDED OR RENEWED FROM TIME TO TIME (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS SHALL BE EVIDENCED BY SEPARATE CERTIFICATES AND SHALL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY SHALL MAIL TO THE REGISTERED HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

The failure to print the foregoing legend on any such certificate representing shares of Common Stock of the Company or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

(d) In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Stock so purchased or acquired.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B with such changes and marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to confirm to usage. Subject to the provisions of Section 22 hereof, the Rights Certificates whenever issued, on their face will entitle the holders thereof to purchase such number of one one-thousandths of a share of Series A Junior Preferred Stock as are set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.

(b) Notwithstanding any other provision of this Rights Agreement, any Rights Certificate that represents Rights that may be or may have been at any time on or after the Distribution Date Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof (or any purported transferee of such Rights) may have impressed on, printed on, written on or otherwise affixed to it the following legend:

The Beneficial Owner of the Rights represented by this Rights Certificate may be an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of a Rights Certificate beneficially owned by such Persons. Accordingly, under certain circumstances as provided in the Rights Agreement, this Rights Certificate and the Rights represented hereby will be null and void.

The provisions of this Rights Agreement shall be operative whether or not the foregoing legend is imprinted on any such Rights Certificate. The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person.

Section 5. Countersignature and Registration.

(a) Each Rights Certificate shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by any Authorized Officer, either manually or by facsimile signature. Each Rights Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Rights Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Rights Certificate had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, and in such other locations as may be required to comply with applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any quotation system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the date of each of the Rights Certificates and the certificate numbers for each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 7(e), 7(f), 14 and 16 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Rights Certificate (other than a Rights Certificate representing a Right that had become null and void pursuant to Section 7(e) hereof or that had been exchanged pursuant to Section 24 hereof) representing an exercisable Right may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of one one-thousandths of a share of Series A Junior Preferred Stock (or other securities, as the case may be)

as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Rights Certificate must make such request in a writing delivered to the Rights Agent, and must surrender the Rights Certificate to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designed for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Rights Certificate to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(e) and 23(a) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) December 16, 2017 (the “Final Expiration Date”), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (such earlier date being herein referred to as the “Expiration Date”).

(b) The Purchase Price for each one one-thousandth (1/1,000) of a share of Series A Junior Preferred Stock issued pursuant to the exercise of a Right shall initially be Five dollars and twenty-five cents (US$5.25) (the “Purchase Price”). The Purchase Price and the number of shares of Series A Junior Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) below.

(c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment by certified check, cashier’s check, bank draft or money order payable to the Company of the Purchase Price for the shares of Series A Junior Preferred Stock to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Rights Certificate in accordance with Section 9(c) hereof, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the Series A Junior Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) one or more certificates representing the total number of one one-thousandths of a share of Series A Junior Preferred Stock to be so purchased, and the Company hereby irrevocably authorizes and directs such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Series A Junior Preferred Stock issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depositary receipts representing interests in such number of one one-thousandths of a share of Series A Junior Preferred Stock as are to be purchased (in which case certificates for the shares of Series A Junior Preferred Shares represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares of Series A Junior Preferred Stock in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, as the case may be, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary, after receipt, deliver such cash to the registered holder of such Rights Certificate.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate or his or her assign, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the “Invalidation Time”) when any Person first becomes an Acquiring Person, any Rights that are or were acquired or Beneficially Owned by (x) such Acquiring Person (or any other Person with whom such Acquiring Person is Acting in Concert and any of their respective Associates and Affiliates), (y) a transferee of such Acquiring Person (or any other Person with whom such Acquiring Person is Acting in Concert and any of their respective Associates and Affiliates) who becomes a transferee after the Invalidation Time, or (z) a transferee of such Acquiring Person (or any other Person with whom such Acquiring Person is Acting in Concert and any of their respective Associates and Affiliates) who becomes a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person (or any other Person with whom such Acquiring Person is Acting in Concert and any of their respective Associates and Affiliates) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, or (II) a transfer which is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person, any other Person with whom such Acquiring Person is Acting in Concert or any of their respective Affiliates, Associates or transferees hereunder. No Rights Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any other Person with whom such Acquiring Person is Acting in Concert or any of their respective or any Associate or Affiliate thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any other Person with whom such Acquiring Person is Acting in Concert or any of their respective or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Person with whom such Acquiring Person is Acting in Concert, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any other Person with whom such Acquiring Person is Acting in Concert or any of their respective or any Associate or Affiliate thereof shall be canceled.

(f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action whatsoever with respect to any purported transfer, split up, combination or exchange of any Rights Certificate pursuant to Section 6 or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless and until such record holder shall have (i) properly completed and duly signed the certificate contained in the form of assignment or form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split up, combination, exchange, exercise or assignment, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any such transfer, split up, combination, exchange, exercise or assignment of a Rights Certificate.

Section 8. Cancellation and Destruction of Rights Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Preferred Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Series A Junior Preferred Stock, or out of authorized and issued shares of Series A Junior Preferred Stock held in its treasury, such number of shares of Series A Junior Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

(b) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Series A Junior Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates or depositary receipts for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and non-assessable shares.

(c) The Company covenants and agrees that it will pay, when due and payable, any and all federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for any shares of Series A Junior Preferred Stock and/or other property issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificates to a Person other than, or the issuance or delivery of certificates for Series A Junior Preferred Stock or other securities or property upon exercise of Rights in a name other than that of, the registered holder of the Rights Certificate, and the Company shall not be required to issue or deliver a Rights Certificate or certificate for Series A Junior Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such Transfer Tax is due.

Section 10. Series A Junior Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Series A Junior Preferred Stock or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Series A Junior Preferred Stock or such other securities represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Series A Junior Preferred Stock, or such other securities, as applicable, transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the relevant transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares or other securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Record Date (A) declare or pay any dividend on the Series A Junior Preferred Stock payable in shares of Series A Junior Preferred Stock, (B) subdivide the outstanding shares of Series A Junior Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Series A Junior Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Series A Junior Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 7(e) or this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of the Series A Junior Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Series A Junior Preferred Stock or capital stock, as the case may be, which if such Right had been exercised immediately prior to such date and at a time when the Series A Junior Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) In the event that any Person (other than an Exempt Person), alone or together with any other Person with whom such Person is Acting in Concert, or any of their respective Affiliates and Associates, shall become an Acquiring Person, then, subject to Section 24 hereof and except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Rights Agreement and payment of the then current Purchase Price, in lieu of shares of Series A Junior Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths (1/1,000) of a share of Series A Junior Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of the event described in this Section 11(a)(ii) and dividing that product by (y) 50% of the current market price per share of the Company’s Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event (such number of shares, the “Adjustment Shares”); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii) In the event that the number of shares of Common Stock that are authorized by the Company’s Certificate of Incorporation, as the same may be amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing Section 11(a)(ii), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price (1) cash, (2) a reduction in the Purchase Price, (3) shares of Series A Junior Preferred

Stock or other equity securities of the Company which the Board of Directors has deemed to have substantially the same value or economic rights as shares of Common Stock (such shares or fractions of shares of preferred stock, “common stock equivalents”), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the date that the Acquiring Person became such under Section 11(a)(ii) and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, such number or fractions of shares of Series A Junior Preferred Stock (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the then-current Purchase Price multiplied by the number of one-thousandths of shares of Series A Junior Preferred Stock for which a Right was exercisable immediately prior to the occurrence of an event under Section 11(a)(ii). If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, the “Substitution Period”). To the extent the Company determines that action should be taken pursuant to the first or third sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice of such announcements to the Rights Agent). For purposes of this Section 11(a)(iii), the value of each share of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) shall be the current market price (as determined pursuant to Section 11(d)) per share on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to equal the current market price (as determined pursuant to Section 11(d)) per share of the Common Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Junior Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Series A Junior Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Series A Junior Preferred Stock (“equivalent preferred stock”)) or securities convertible into Series A Junior Preferred Stock or equivalent preferred stock at a price per share of Series A Junior Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Series A Junior Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d)) per share of Series A Junior Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series A Junior Preferred Stock outstanding on such record date, plus the number of shares of Series A Junior Preferred Stock which the aggregate offering price of the total number of shares of Series A Junior Preferred Stock or equivalent preferred stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Series A Junior Preferred Stock outstanding on such record date, plus the number of additional shares of Series A Junior Preferred Stock or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Series A Junior Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Series A Junior Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Series A Junior Preferred Stock, but including any dividend payable in stock other than Series A Junior Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Series A Junior Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Series A Junior Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d)) per share of Series A Junior Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of this Rights Agreement, the “current market price” of any share of Series A Junior Preferred Stock, Common Stock or any other stock or any Right or other security (a “Security” for purposes of this Section 11(d)) or any other property on any date shall be determined as provided in this Section 11(d). In the case of a publicly-traded stock or other Security, the current market price on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of any Security is determined during a period which includes any date that is within thirty (30) Trading Days after (A) the ex-dividend date for a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such Security, then, and in each such case, the current market price shall be appropriately adjusted to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the principal consolidated transaction reporting system with respect to Securities listed or admitted to trading on the NASDAQ), or, if the Securities are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the NASDAQ or such other system then in use; or, if no bids for such Security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Security. If on any such date no market maker is making a market in such Security, the fair value of such Security on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which such Security is listed or admitted to trading is open for the transaction of business or, if such Security is not listed or admitted to trading on any national securities exchange, a Business Day. If a Security is not publicly held or not so listed or traded, “current market price” shall mean the fair value per share of stock or per other unit of such Security, as determined by a nationally recognized investment banking firm experienced in the valuation of securities. In the case of property other than Securities, the “current market price” thereof shall be determined by a nationally recognized investment banking firm based upon appraisals or valuation reports determined to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of current market price shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent.

(ii) For the purpose of any computation hereunder, the “current market price” per share of the shares of Series A Junior Preferred Stock will be determined in the same manner as set forth above for shares of Common Stock in Section 11(d)(i), other than the last sentence thereof. If the current market price per share of the shares of Series A Junior Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current market price per share of the shares of Common Stock multiplied by one thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Common Stock occurring after the date of this Rights Agreement). If neither the shares of Common Stock nor the shares of Series A Junior Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, “current market price” per share of the shares of Series A Junior Preferred Stock will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. For all purposes of this Rights Agreement, the current market price per share of one one-thousandth of a share of Series A Junior Preferred Stock will be equal to the current market price per share of one share of Series A Junior Preferred Stock divided by one thousand.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments would which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Series A Junior Preferred Stock or one ten-thousandth of a share of any other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series A Junior Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Junior Preferred Stock contained in this Sections 11 and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Series A Junior Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Series A Junior Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Series A Junior Preferred Stock (calculated to the nearest one one-millionth of a share of Series A Junior Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment to the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Series A Junior Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Series A Junior Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to the adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Series A Junior Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Series A Junior Preferred Stock to be issued upon exercise of the Rights as in the initial Rights Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of a share of Series A Junior Preferred Stock issuable upon exercise of the Rights, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Series A Junior Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the shares of Series A Junior Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series A Junior Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, in the event of any consolidation or subdivision of the Series A Junior Preferred Stock, issuance wholly for cash of any shares of Series A Junior Preferred Stock at less than the current market price, issuance wholly for cash of shares of Series A Junior Preferred Stock or securities which by their terms are convertible into or exchangeable for Series A Junior Preferred Stock, dividends on Series A Junior Preferred Stock payable in shares of Series A Junior Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), the Company shall be entitled to make such further adjustments in the number of shares of Series A Junior Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Purchase Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as shall be necessary or appropriate in order for the holders of such Rights in such event to be treated equitably and in accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

(n) In the event the Company shall at any time after the Record Date and prior to the Distribution Date (A) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or (D) effect a reverse split of the outstanding shares of Common Stock, then and in each such event the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certification of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, Section 13 or Section 23(c) hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Series A Junior Preferred Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, Section 13 or Section 23(c) of this Rights

Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person, (b) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7(e) or otherwise herein) shall thereafter have the right to receive, upon the exercise of such Right in accordance with the terms of this Rights Agreement and payment of an amount equal to the then-current Purchase Price, in accordance with the terms of this Rights Agreement and in lieu of shares of Series A Junior Preferred Stock, such number of shares of common stock of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Series A Junior Preferred Stock for which a Right is then exercisable immediately prior to the occurrence of an event as set forth above in Section 13 and dividing that product by (B) 50% of the then current market price per share of the common stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such shares of common stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of common stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing benefits for the holders of the Rights as provided in this Section 13. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights under this Rights Agreement. The provisions of this Section 13 shall similarly apply to successive mergers, share exchanges, or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth (1/1,000) of a share of Series A Junior Preferred Stock). In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for the Rights on any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported to the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high big and low asked prices in the over-the-counter market, as reported by National Association of Securities Dealers, Inc., Automated Quotations System or such other system then in use of, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Common Stock (i.e., fractions less than one share of Common Stock) under this Rights Agreement or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For the purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

(c) The Company shall not be required to issue fractions of shares of Series A Junior Preferred Stock (other than fractions which are integral multiples of one-thousandth (1/1,000) of a share) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one-thousandth (1/1,000) of a share). Fractions of shares of Series A Junior Preferred Stock in integral multiples of one one-thousandth of a share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares represented by such depositary receipts. In lieu of fractional shares of

Series A Junior Preferred Stock that are not integral multiples of one one-thousandth of a share of Series A Junior Preferred Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Series A Junior Preferred Stock. For the purposes of this Section 14(c), the current market value of a shares of Series A Junior Preferred Stock shall be the closing price of a share of Series A Junior Preferred Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional shares of Series A Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share) upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in Sections 18 and 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which certificates for Common Stock shall also constitute certificates for Rights, and not by separate Rights Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use commercially reasonable efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Series A Junior Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for action taken or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the reasonable cost and expenses of defending against any claim of liability relating to the Rights or this Rights Agreement.

(b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Rights Certificate or certificate for Series A Junior Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

(a) Any corporation or other Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or other Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or other Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or other Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance thereof shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct; provided, however, notwithstanding anything in this Rights Agreement to the contrary, the Rights Agent shall not be liable hereunder to the Company or any other Person for special, indirect or consequential loss or damage of any kind whatsoever.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Rights Certificates or be required to verify the same (except its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 23(c) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series A Junior Preferred Stock to be issued pursuant to this Rights Agreement or any Rights Certificate or as to whether any shares of Series A Junior Preferred Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Authorized Officer of the Company, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificates surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and the Series A Junior Preferred Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Series A Junior Preferred Stock by registered or certified mail and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least fifty million U.S. dollars (US$50,000,000), or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Series A Junior Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Rights Agreement.

Section 23. Redemption.

(a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the tenth (10th) calendar day after the Stock Acquisition Date (or, if the tenth calendar day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, subject to adjustments as provided in subsection (c) below (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, securities or any other form of consideration deemed appropriate by the Board of Directors.

(b) Without any further action and without any notice, the right to exercise the Rights will terminate effective as of the effective time of the action of the Board of Directors ordering the redemption of the Rights and the only right of the holders of Rights thereafter shall be to receive the Redemption Price. Within ten (10) days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders in accordance with Section 26 hereof. Each notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c) In the event the Company shall at any time after the date of this Rights Agreement (A) pay any dividend on the Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then, and in each such event, the Redemption Price shall be appropriately adjusted; provided, however, that such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by at least $0.001 per Right.

Section 24. Exchange.

(a) Subject to Section 24(c), the Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio (or, pursuant to Section 24(c), the equivalent number of shares of Series A Junior Preferred Stock). The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Board of Directors, at its option, may substitute shares of Series A Junior Preferred Stock for shares of Common Stock exchangeable for Rights, at the initial rate of one-thousandth of a share of Series A Junior Preferred Stock for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends or other similar transactions occurring after the date hereof.

(d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

Section 25. Notice of Certain Events.

(a) In case the Company, after the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class to the holders of the Series A Junior Preferred Stock or to make any other distribution to the holders of the Series A Junior Preferred Stock (other than a regular periodic cash dividend), (ii) to offer to the holders of record of Series A Junior Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series A Junior Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Series A Junior Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series A Junior Preferred Stock), (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to each holder of record of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Series A Junior Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of record of the Series A Junior Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Series A Junior Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which such notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Rights Certificate or Right to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

GigOptix, Inc.

130 Baytech Drive

San Jose, CA 95134

Attention: Chief Executive Officer

With a copy to:

Crowell & Moring LLP

275 Battery Street, 23rd Flr.

San Francisco, CA 94111

Attention: Jeffrey C. Selman, Esq.

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Rights Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Relationship Manager

Tel: 718.921.8293

With a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: General Counsel

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown on the registry books of the of the Rights Agent or, prior to the Distribution Date, on the registry books of the Company or the transfer agent for the Common Stock and Series A Junior Preferred Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Section 27. Supplements and Amendments. The Company may from time to time, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of the Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Rights Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an Authorized Officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

Section 28. Successors. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

Section 30. Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Rights Agreement (including without limitation a determination to redeem or not redeem the Rights or amend this Rights Agreement). All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be (x) final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons, and (y) not subject the Board of Directors, or any of the directors on the Board of Directors to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent is entitled always to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 31. Governing Law. This Rights Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the internal substantive laws of such state applicable to contracts to be made and performed entirely within such state.

Section 32. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

Attest:		GIGOPTIX, INC.

By:	/s/ Darren Ma	By:	/s/ Dr. Avi Katz
	Name: Darren Ma	Name:	Dr. Avi Katz
		Title:	President and Chief Executive Officer

Attest:		AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:	/s/ Stanley Siekierski	By:	/s/ Paula Caroppoli
	Name: Stanley Siekierski	Name:	Paula Caroppoli
		Title:	Senior Vice President and
Director, Relationship Management

EXHIBIT A

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) WILL BECOME NULL AND VOID.

SUMMARY OF RIGHTS TO PURCHASE

SERIES A JUNIOR PREFERRED STOCK

OF GIGOPTIX, INC.

This summary of rights (the “Summary of Rights”) provides only a general description of the Rights Agreement, and thus, should be read together with the entire Rights Agreement, which is incorporated into this Summary of Rights by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement. Upon written request, the Company will provide a copy of the Rights Agreement free of charge to any of its stockholders.

The Rights. On December 16, 2011, the Board of Directors (the “Board of Directors”) of GigOptix, Inc., a Delaware corporation (the “Company”), adopted a resolution declaring a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company. The dividend was payable on January 6, 2012 (the “Record Date”) to the stockholders of record on that date. Each Right entitled the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Preferred Stock, par value $0.001 per share (the “Series A Junior Preferred Stock”), of the Company at a price of $8.50 per one one-thousandth of a share of Series A Junior Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are as set forth in the Rights Agreement dated as of December 16, 2011 (the “Original Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). On December 15, 2014, the Board of Directors adopted a resolution approving the amendment and restatement of the Original Rights Agreement pursuant to that certain Amended and Restated Rights Agreement, by and between the Company and Rights Agent, dated as of December 16, 2014 (the “Rights Agreement”), which changed the Purchase Price to $5.25 and the Final Expiration Date (defined below) to December 16, 2017.

Exercisability. Initially, the Rights will be attached to all shares of Common Stock and will be evidenced by such Common Stock share certificate with a copy of this Summary of Rights attached hereto. Subject to certain exceptions, the Rights will become exercisable and trade separately from the Common Stock only upon the “Distribution Date,” which shall occur upon the earlier of:

(i)	the tenth (10th) calendar day following a public announcement that a person or group of affiliated or associated persons (or persons acting in concert) have acquired beneficial ownership of 10% or more of the Company’s outstanding shares of Common Stock (an “Acquiring Person”); or

(ii)	the tenth (10th) business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) after the date of the commencement by any person of, or of the first public announcement of the intention of any person to commence a tender or exchange offer the consummation of which would result in any person becoming an Acquiring Person.

An “Acquiring Person” does not include the Company, any subsidiary of the Company, or any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates of shares of Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

In the event that a person or group becomes an Acquiring Person, each holder of a Right (other than any Acquiring Person and certain related parties, whose rights automatically become null and void) will have the right to receive, upon exercise, Common Stock having a value equal to two times the Purchase Price of the Right. If an insufficient number of shares of Common Stock is available for issuance, the Board of Directors would be required to substitute cash, property or other securities of the Company for the Common Stock.

Merger or Business Combination Transaction. In the event the Company is acquired in a merger or business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

Redemption. At any time prior to the Distribution Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board of Directors authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. On or after the Distribution Date, the Company may, at the option of the Board of Directors, exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series A Junior Preferred Stock, per Right, subject to adjustment (the “Exchange Ratio”).

Anti-Dilution. The Board of Directors may make certain adjustments to the Purchase Price, the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, stock split or a reclassification of the Series A Junior Preferred Stock or Common Stock. No adjustment of the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Expiration. The Rights and the Rights Agreement will expire on the earlier of (i) December 16, 2017 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement and (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement.

Amendment. The Company may from time to time, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such supplement or amendment pursuant to clause (iii) shall materially adversely affect the interest of the holders of Rights Certificates (other than an Acquiring Person or any affiliate or associate of an Acquiring Person).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or receive dividends.

EXHIBIT B

Form of Rights Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER DECEMBER 16, 2017 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

RIGHTS CERTIFICATE

GIGOPTIX, INC.

This certifies that                             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of December 16, 2014 (the “Rights Agreement”) between GigOptix Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on December 16, 2017 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, one one-thousandth (1/1,000) of a fully paid, nonassessable share of Series A Junior Preferred Stock, par value $0.001 per share (the “Series A Junior Preferred Stock”) of the Company at a purchase price of Five dollars and twenty-five cents (US$5.25) per one one-thousandth of a share, as the same may from time to time be adjusted in accordance with the Rights Agreement (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase attached hereto duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Series A Junior Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and the Purchase Price as of December 16, 2014, based on the shares of Series A Junior Preferred Stock as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Series A Junior Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of record of Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the above mentioned offices of the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Series A Junior Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $0.0001 per Right or (ii) may be exchanged by the Company at its option in whole or in part for shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) or other securities of the Company. Immediately upon the action of the Board of Directors of the Company (the “Board”) authorizing redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

No fractional shares of Series A Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share, which may, at the election of the Company, be evidenced by depositary receipts) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series A Junior Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at a meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of             , 201    .

ATTEST:	GIGOPTIX, INC.

By:	By:
Name:	Name:
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                              Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an eligible institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Rights Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed if registered holder

desires to exercise the Right Certificate.)

To: GigOptix, Inc.:

The undersigned hereby irrevocable elects to exercise                      Rights represented by this Rights Certificate to purchase the number of shares of Series A Junior Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name of and delivered to:                                                      .

Please insert social security number or other identifying number:                                                                          .

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a news Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:                                                      .

Please insert social security number or other identifying number:                                                                          .

(Please print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an eligible institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [     ] is [     ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [     ] did [     ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:

Signature

NOTICE

The signature in the Form of Assignment or Form or Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

FORM OF

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF

SERIES A JUNIOR PREFERRED STOCK

OF

GIGOPTIX, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

GigOptix, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company (the “Board”) at a meeting held on December 15, 2014, in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware:

WHEREAS, the Board of Directors of the Company (the “Board”) previously adopted a resolution authorizing the creation and issuance of a series of preferred stock (the “Preferred Stock”) designated as the “Series A Junior Preferred Stock” (the “Series A Junior Preferred Stock”) and the Certificate of Designation for the Series A Junior Preferred Stock was filed with the Secretary of State of the State of Delaware on December 19, 2011 (the “Certificate of Designation”); and

WHEREAS, on December 15, 2014, the Board approved and adopted the following resolution for purposes of amending certain provisions of the Series A Junior Preferred Stock, including increasing the total number of authorized Series A Junior Preferred Stock from 300,000 shares to 750,000 shares.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to the authority expressly vested in the Board and in accordance with the provisions of the Certificate of Incorporation, as amended (the “Charter”) and the General Corporation Law of the State of Delaware, the Certificate of Designation for the Series A Junior Preferred Stock shall be amended and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Preferred Stock” and the number of shares constituting such series shall be 750,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Junior

Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into or exercisable for shares of Series A Junior Preferred Stock.

Section 2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), and of any other class of stock ranking junior to the Series A Junior Preferred Stock with respect to the payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, the greater of (i) $1 and (ii) one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or a combination, consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Company shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Junior Preferred Stock will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

Section 3. Voting Rights. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

(a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the holders of the Common Stock. In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock shall be entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Capital Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in the Company’s Charter or any other Certificate of Designation creating a series of Preferred Stock or any similar stock, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as otherwise set forth herein, or as otherwise provided by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

Section 4. Certain Restrictions.

(a) Whenever dividends or distributions payable on the Series A Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) (“Junior Stock”) to the shares of Series A Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any Junior Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A “Subsidiary” of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

Section 5. Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their cancellation shall become authorized but unissued shares of Preferred Stock, and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Charter, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1,000) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking in parity (upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except distributions made ratably on the Series A Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of Series A Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Junior Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The shares of Series A Junior Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

Section 10. Amendment. The provisions hereof and the Restated Certificate of Incorporation, as amended, of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.

Section 11. Fractional Shares. Series A Junior Preferred Stock may be issued in fractions of shares which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by its duly authorized officer this 15th day of December, 2014.

GIGOPTIX, INC.

By:
Name: Dr. Avi Katz
Title: President and Chief Executive Officer

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